Exhibit 99.1

NEWS RELEASE

Construction Partners, Inc. Announces Secondary Offering of Class A Common Stock

DOTHAN, AL – June 10, 2020 – Construction Partners, Inc. (NASDAQ:ROAD) (“CPI” or the “Company”) today announced that certain affiliates of SunTx Capital Management Corp. (the “selling stockholders”) intend to offer 5,000,000 shares of the Company’s Class A common stock in an underwritten secondary offering. The selling stockholders intend to grant the underwriters a 30-day option to purchase up to an additional 750,000 shares of Class A common stock.

The selling stockholders will receive all of the net proceeds from the offering. The Company is not selling any shares of Class A common stock in the offering and will not receive any proceeds from such offering. Baird and Raymond James are acting as the joint bookrunning managers for the proposed offering.

The offering is being made pursuant to an effective shelf registration statement on Form S-3 previously filed by the Company with the Securities and Exchange Commission (the “SEC”). The offering is being made only by means of a prospectus and related prospectus supplement, copies of which, when available, may be obtained on the SEC’s website, www.sec.gov, or from Robert W. Baird & Co. Incorporated, Attention: Syndicate Department, 777 East Wisconsin Avenue, Milwaukee, WI 53202, by telephone at (800) 792-2473, or by email at syndicate@rwbaird.com and Raymond James & Associates, Inc., Attn: Syndicate, 880 Carillon Parkway St. Petersburg, FL 33716, by telephone at (800) 248-8863, or by email at prospectus@raymondjames.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About CPI

Construction Partners, Inc. is a vertically integrated civil infrastructure company operating across five southeastern states, with 35 hot-mix asphalt plants, nine aggregate facilities and one liquid asphalt terminal. Publicly funded projects make up the majority of its business and include local and state roadways, interstate highways, airport runways and bridges. The majority of the Company’s public projects are maintenance-related. Private sector projects include paving and sitework for office and industrial parks, shopping centers, local businesses and residential developments. To learn more, visit www.constructionpartners.net.

Forward-Looking Statements

Certain statements contained herein that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and 21E of the Securities Exchange Act of 1934. These statements may be identified by the use of words such as “seek” “continue,” “estimate,” “predict,” “potential,” “targeting,” “could,” “might,” “may,” “will,” “expect,” “should,” “anticipate,” “intend,” “project,” “outlook,” “believe,” “plan” and similar expressions or their negative. The forward-looking statements contained in this press release include, without limitation, statements relating to the size and timing of the proposed offering. These and other forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Important factors that could cause actual results to differ materially from those expressed in the forward-looking statements are set forth in the Company’s most recent Annual Report on Form 10-K, its subsequent Quarterly Reports on Form 10-Q, its Current Reports on Form 8-K and other reports the Company files with the SEC. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable law.

Contact:

Rick Black / Ken Dennard

Dennard Lascar Investor Relations

ROAD@DennardLascar.com

(713) 529-6600

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